[TEREX LOGO]

                     NEWS RELEASE NEWS RELEASE NEWS RELEASE

For information, contact: Tom Gelston, Director Investor Relations at (203) 222-5943

     TEREX COMMENTS ON MARKET RUMORS; PROVIDES ITS 2005 PRELIMINARY OUTLOOK

     WESTPORT, CT, February 3, 2005 - TEREX Corporation (NYSE: TEX), in response to market rumors concerning management's 2005 outlook for its businesses, today announced preliminary guidance as to its 2005 revenue and earnings per share. Terex management estimates that its 2005 revenues will be in the range of $5.4 to $5.6 billion, with earnings per share in the range of $3.40 to $3.60.

     Ronald M. DeFeo, Chairman and Chief Executive Officer, commented, "As previously reported, many of our businesses are experiencing increased demand and we expect that demand to continue in 2005. But as I have also previously stated, the challenges of supplier issues, particularly steel pricing, continue to have an effect on our business. However, we expect to see the positive impact of some of the already announced price increases in the near term, and between increased prices and better purchasing, we anticipate that 2005 will be a more normal year where volume leverage can be turned into margin improvements."

     A more detailed discussion of management's 2005 performance outlook for Terex's businesses will be provided in conjunction with the announcement of Terex's operating results for the fourth quarter and fiscal year 2004.

Safe Harbor Statement

     The above contains forward-looking statements based on Terex's current expectations and projections about future events. Because forward-looking statements involve risks and uncertainties, actual results could differ materially. Such risks and uncertainties, many of which are beyond Terex's control, include among others: Terex's significant amount of debt and its need to comply with restrictive covenants contained in Terex's debt agreements; Terex's continued access to capital and ability to obtain parts and components from suppliers on a timely basis at competitive prices; Terex's businesses are very competitive and may be affected by pricing, product initiatives and other actions taken by competitors; the effects of changes in laws and regulations; Terex's business is international in nature and is subject to changes in exchange rates between currencies, as well as international politics; the sensitivity of construction, infrastructure and mining activity and products produced for the military to interest rates and government spending; the retention of key management personnel; the ability of suppliers to timely supply Terex parts and components at competitive prices; the financial condition of suppliers and customers, and their continued access to capital; compliance with applicable environmental laws and regulations; Terex's ability to file its periodic reports with the SEC on a timely basis; and other factors, risks, uncertainties more specifically set forth in Terex's public filings with the SEC. Actual events or the actual future results of Terex may differ materially from any forward looking statement due to those and other risks, uncertainties and significant factors. The forward-looking statements herein speak only as of the date of this release. Terex expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement included in this release to reflect any changes in Terex's expectations with regard thereto or any changes in events, conditions, or circumstances on which any such statement is based.

     Terex Corporation is a diversified global manufacturer with 2003 net sales of $3.9 billion. Terex operates in five business segments: Terex Construction, Terex Cranes, Terex Aerial Work Platforms, Terex Materials Processing & Mining, and Terex Roadbuilding, Utility Products and Other. Terex manufactures a broad range of equipment for use in various industries, including the construction, infrastructure, quarrying, recycling, surface mining, shipping, transportation, refining, utility and maintenance industries. Terex offers a complete line of financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services. More information on Terex can be found at www.terex.com.

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                                Terex Corporation
           500 Post Road East, Suite 320, Westport, Connecticut 06880
          Telephone: (203) 222-7170, Fax: (203) 222-7976, www.terex.com